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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):  December 15, 2000



                           ITC LEARNING CORPORATION
            (Exact name of registrant as specified in its charter)



           Maryland                   0-13741                    52-1078263
  (State or other jurisdiction  (Commission File Number)      (I.R.S.Employer
      of incorporation)                                   Identification Number)

                         13515 Dulles Technology Drive
                         Herndon, Virginia 20171-3413
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (703) 713-3335

                                     None
            (Former name and address, if changed since last report)

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ITEM 2.   Disposition of Assets

On December 15, 2000, ITC Learning Corporation (the "Registrant" or "ITC") completed an agreement, which ITC sold its London-based subsidiary, Activ Training Limited ("Activ") to a management team led by Philip G. Jones. Total consideration for the transaction was $1,000,000, of which $250,000 was paid at closing and the balance being due over a five-year period. The remaining $750,000 is in the form of a secured, non-interest bearing promissory note whereby, Activ will pay ITC an additional royalty on each sale made by Activ over the next five years until the balance is paid in full. If the additional royalty payments over the next five years do not sufficiently pay off the outstanding debt, then the balance outstanding at the end of the term becomes due in full. Mr. Jones has been affiliated with ITC since Activ's inception in November of 1995. Since 1995, Mr. Jones was Managing Director of Activ. Activ has been the primary international distributor of ITC products in the United Kingdom, Europe, Africa and the Middle East. Pursuant to the agreement, ITC and Activ will maintain a strategic business partnership whereby Activ will remain ITC's exclusive sales distributor in the United Kingdom, Europe, Africa and the Middle East.

For the nine months ended September 30, 2000, revenues from Activ totaled $1,291,000 or approximately 30% of ITC Learning's consolidated revenues. Activ's assets as of September 30, 2000, totaled $389,000 or approximately 4% of ITC Learning's consolidated assets.


ITEM 7.   EXHIBITS

     (a)  Pro Forma Financial Information.

     It is impracticable to provide the pro forma financial information required relative to the disposition of Activ described in Item 2 at the time this Current Report on Form 8-K is filed. ITC will file the required pro forma financial information as soon as practicable, but in no event later than February 13, 2001.

     (b)  Exhibits

     99.1  Press Release of the Registrant dated January 3, 2001


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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ITC Learning Corporation
                                (Registrant)



                                By:  /s/ Christopher E. Mack
                                     -------------------------------------
                                     Christopher E. Mack
                                     President and Chief Financial Officer



Date:  January 3, 2001

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                               INDEX OF EXHIBITS

Exhibit No.       Exhibit Description

99.1              Press Release of the Registrant dated January 3, 2001.